SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

MMEX RESOURCES COPORATION
(Exact name of registrant as specified in its charter)

NV	26-1749145
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

3616 Far West Blvd, #117-321
Austin, TX	78731
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange of which each class is to be registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-218958 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Class A Common Stock, par value $0.001

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

The description of securities contained in Registrant’s Registration Statement on Form S-1, as amended, filed with the commission (File No. 333-218958) is incorporated by reference into this registration statement.

Item 2. Exhibits

Exhibit No.	Description of Exhibit (1)
3.1	Amended and Restated Articles of Incorporation
3.2	Amended and Restated By-laws
4.1	Form of Warrant to Purchase Common Stock of registrant
4.2	12% Convertible Note due October 19, 2017, payable to JSJ Investments, Inc.
4.3	8% Convertible Note due May 15, 2018, payable to Eagle Equities, LLC
4.4	8% Convertible Note due May 16, 2018, payable to Crown Bridge Partners, LLC
4.5	8% Convertible Note due May 24, 2018, payable to GS Capital Partners, LLC
4.6	8% Convertible Note due December 12, 2017, payable to Crown Bridge Partners, LLC
4.7	12% Convertible Note due March 30, 2018, payable to JSJ Investments, Inc.
10.1	Stock Purchase Agreement, dated March 4, 2017, by and between the registrant and Maple Resources Corporation
10.2	Equity Purchase Agreement, dated June 12, 2017, by and between the registrant and Crown Bridge Partners, LLC
10.3	Registration Right Agreement, dated June 12, 2017, by and between the registrant and Crown Bridge Partners, LLC

_____________

(1) Incorporated by reference to exhibit of corresponding number in the Registration Statement on Form S-1 (file no. 333-218958)

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MMEX Resources Corporation

DATE: August 29, 2017	By:	/s/ Jack W. Hanks
Jack W. Hanks
President and Chief Executive Officer

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